UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 20, 2008
Wellman, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10033	04-1671740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1041 521 Corporate Center Drive
Fort Mill, South Carolina	29707
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (803) 835-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Ex-99.1 Press Release dated May 23, 2008
Ex-99.2 Press Release dated May 21, 2008

Item 1.01. Entry into a Material Definitive Agreement.
     On May 22, 2008, Wellman Inc. (the “Company”) entered into a letter agreement amending its senior secured superpriority debtor in possession credit agreement dated February 26, 2008 (the “Credit Agreement”) among the Company and certain of its domestic subsidiaries, as borrowers, Deutsche Bank Securities Inc., as sole lead arranger and bookrunner, Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, and the lenders that from time to time become party thereto. Under Section 9.1(i)(xvi) of the Credit Agreement as originally entered into, it would have been an event of default if the U.S. Bankruptcy Court (as defined below) did not enter an order in form and substance satisfactory to the administrative agent and the lenders, on or before May 22, 2008 (the “Order Deadline”), (A) approving bidding procedures, (B) scheduling a bidding deadline, auction date and sale hearing date, and (C) establishing procedures under Section 363 and 365 of the United States bankruptcy code for the sale of the Company. The letter agreement amended the Credit Agreement so that the Order Deadline is June 19, 2008. The letter agreement does not amend any other section of the Credit Agreement. For a description of the Credit Agreement and a copy thereof please see the Company’s Current Report on Form 8-K dated February 26, 2008 filed with the Securities and Exchange Commission on March 4, 2008. A copy of the related press release is attached hereto as Exhibit 99.1 hereto.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective May 20, 2008, Mark Ruday, age 42, formerly Chief Operating Officer, was appointed President and Chief Executive Officer of the Company. A copy of the press release announcing Mr. Ruday’s appointment is attached hereto as Exhibit 99.2.
     Mr. Ruday began his career at Wellman as a financial analyst at the Palmetto plant in 1991, and has served in a variety of accounting and operational positions over the years with increasing levels of responsibility. His most recent positions have been Chief Operating Officer since January 2008, Vice President of Business Operations from March 2007 to January 2008 and Vice President and Chief Accounting Officer from May 2003 to March 2007.
     All material plans, contracts or arrangements to which Mr. Ruday is a party were described in the Company’s most recent Form 10-K, as amended. Mr. Ruday’s employment agreement (including the change of control provisions and severance provisions) may constitute an executory contract pursuant to Section 365 of the Bankruptcy Code and, as a result, may be subject to assumption or rejection by Wellman in the bankruptcy case. Mr. Ruday’s compensation has been increased to $500,000 annually and his target management incentive plan percentage will be 65%.

     In addition, effective May 20, 2008, Mr. Ruday is a director of the Company. A decision has not been made as to which, if any, of the committees of the Board Mr. Ruday will be named.
     Effective May 20, 2008, Tom Duff transitioned the role of Chief Executive Officer to Mark Ruday. Mr. Duff will remain a member of Wellman’s Board of Directors.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

99.1	Press Release dated May 23, 2008.

99.2	Press Release dated May 21, 2008

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Wellman, Inc.
May 27, 2008	/s/ David R. Styka
David R. Styka
Vice President, Chief Accounting Officer and Controller

3

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 23, 2008.

99.2	Press Release dated May 21, 2008.

4